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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 10, 2002

FINET.COM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-18108 (Commission File Number)	94-3115180 (IRS Employer Identification No.)
2527 CAMINO RAMON, SUITE 200, SAN RAMON, CALIFORNIA (Address of Principal Executive Offices)	94583 (Zip Code)

(925) 242-6550
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        Effective as of May 10, 2002, the registrant entered into a Series B Convertible Preferred Stock and Warrant Purchase Agreement, by and among the registrant and a group of accredited investors (the "Purchase Agreement"). An initial closing pursuant to the Purchase Agreement occurred on May 10, 2002 for an aggregate purchase price of $1.7 million through the sale of Series B Preferred Stock (the "Preferred") including the issuance and sale of $350,000 in Preferred to directors of the registrant, which is subject to stockholder approval. Investors may initially convert the Preferred into 1.7 million shares of the registrant's common stock at an initial conversion price of $1 per share. Additionally, the investors were granted 20% warrant coverage on the dollar amount raised. The warrants issued in this transaction, to purchase 453,333 shares of the registrant's common stock, can be exercised during a three-year period, at an exercise price of $0.75 per share, based on the average closing price of the registrant's common stock. Subject to stockholder approval, L. Daniel Rawitch, the registrant's Chief Executive Officer and a member of its Board of Directors, and Diogo Abreu, another member of the registrant's Board of Directors, are personally participating in the $1.7 million private placement.

        The Board of Directors of the registrant has authorized it to raise up to a total of $2.4 million through additional sales of the Preferred during a period of 60 days, ending July 9, 2002, subject to certain approvals.

        A press release issued by the registrant announcing the execution of the Purchase Agreement is attached as Exhibit 99.1 and is hereby incorporated herein by reference.

        This description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the following documents related to the private placement: (i) the Purchase Agreement filed as Exhibit 99.2, (ii) the Registration Rights Agreement by and among the registrant and the investors listed therein filed as Exhibit 99.3, (iii) a form of the Warrants to be issued pursuant to the Purchase Agreement filed as Exhibit 99.4 and (iv) the Certificate of Designations Preferences and Rights of Series B Convertible Preferred Stock of FiNet.com, Inc., filed as Exhibit 99.5

Item 7. Exhibits.

Exhibit 99.1	Press Release dated May 16, 2002, entitled, "FiNet.com Raises $1.7 million in Convertible Preferred Stock."
Exhibit 99.2	Series B Convertible Preferred Stock and Warrant Purchase Agreement, by and among the registrant and the investors listed therein, dated as of May 10, 2002.
Exhibit 99.3	Registration Rights Agreement, by and among the registrant and the investors listed therein, dated as of May 10, 2002.
Exhibit 99.4	Form of Warrant to Purchase Common Stock of FiNet.com, Inc.
Exhibit 99.5	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of FiNet.com, Inc., dated as of May 10, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2002	FINET.COM, INC.
	By:	/s/ L. Daniel Rawitch L. Daniel Rawitch Chief Executive Officer

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  Item 5. Other Events.
  Item 7. Exhibits.
SIGNATURES